Exhibit 10.24

2016 FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Option Agreement #

WOLVERINE WORLD WIDE, INC.

NON-QUALIFIED
STOCK OPTION AGREEMENT

This Non-qualified Stock Option Agreement (the "Agreement") is made as of the Grant Date set forth in the grant by and between WOLVERINE WORLD WIDE, INC. ("Wolverine"), and the Employee accepting the grant (the "Grantee").

The Wolverine World Wide, Inc. Stock Incentive Plan of 2013 (the "Plan") is administered by the Compensation Committee of Wolverine's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee grants to the Grantee an option to purchase shares of Wolverine's common stock, $1 par value ("Common Stock), from Wolverine in the amount set forth in the grant. This option is a non-qualified option and is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All of the rights of the Grantee are subject to the terms, conditions and provisions of the Plan, which are incorporated by reference into this Agreement. Unless otherwise indicated, all terms used in this Agreement shall have the meanings given such terms in the Plan.

The Grantee acknowledges receipt of a copy of the Plan and the Plan Description and accepts this option subject to all of the terms, conditions and provisions of the Plan, and subject to the following further conditions:

1. Price. The price of the shares of Common Stock to be purchased upon exercise of this option shall be the per share amount set forth in the grant (subject to adjustment as provided in the Plan).

2. Term and Delayed Vesting. The right to exercise this option begins on the applicable vesting date and shall terminate on the Expiration Date, unless earlier terminated under the Plan by reason of termination of employment. The Grantee's right to exercise this option shall vest as follows: one-third of the shares optioned under this Agreement shall vest at the end of the first, second, and third year anniversary following the Grant Date, respectively. The Committee may, in its sole discretion, accelerate vesting of the option at any time before full vesting.

3. Registration and Listing. The stock options granted under this Agreement are conditional upon (a) the effective registration or exemption of the Plan, the options granted under the Plan and the stock to be received upon exercise of options under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on the New York Stock Exchange after stockholder approval of the Plan.

4. Exercise. The method of exercising options shall be as set forth by Wolverine; the delivery of shares will be in electronic or certificate form and may be postponed for such period as may be required for Wolverine with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of the New York Stock Exchange. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's rights to exercise the option with respect to such undelivered shares shall terminate.

5. Payment by Grantee. The exercise price for each share purchased under this option shall be payable in cash (or by certified check, bank draft or money order), in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or, if the Committee consents, in other consideration substantially equivalent to cash. The Committee may permit payment of all or a portion of the exercise price in the form of a promissory note or installments according to terms approved by the Committee and under the terms of Wolverine's then existing Stock Option Loan Program. The Board of Directors of Wolverine may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

6. Tax Withholding. Wolverine, one of its subsidiaries, or any third party Equity
Plan Administrator assigned by the Company shall be entitled to (a) withhold and deduct from the Grantee's future wages (or from other amounts that may be due and owing to the Grantee from Wolverine or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related taxes attributable to the option granted under this Agreement, including, without limitation, the grant, exercise, or vesting of the option; or (b) require the Grantee promptly to remit the amount of such withholding to Wolverine or a subsidiary before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to Wolverine of previously owned Common Stock.

7. Transferability. This option shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the term of the option except by will or the laws of descent or distribution, except that the Grantee may transfer or assign the option to the Grantee and Grantee's spouse as joint tenants with right of survivorship, or to a revocable grantor trust established by the employee, or other acceptable form of ownership approved by the Committee in which the option is considered to continue to be beneficially owned by the employee for Federal income tax purposes and for purposes of the Federal securities laws as they may be amended from time to time. As a condition to the transfer or assignment of the option, the transferee must execute a written agreement permitting Wolverine or a subsidiary to withhold from the shares subject to the option a number of shares having a Market Value at least equal to the amount of any federal, state, local or foreign withholding or other taxes associated with or resulting from the exercise of the option and agreeing to the terms and conditions and restrictions under which the option is issued under the Plan and the Agreement.

8. Acceleration. This option shall be immediately exercisable in the event of any
Change in Control of Wolverine. "Change in Control" is defined in the Plan.

9. Termination of Employment Status.

(A) This option shall terminate at the times provided in the Plan after Grantee’s death, Disability, or termination of the employment with Wolverine or any of its Subsidiaries, except as otherwise set forth in this Section. Notwithstanding, any provisions contained in the Plan, all unvested portions of this option shall vest and be immediately exercisable (and remain exercisable for the timeframe set forth in the Plan) upon the following events resulting in termination of employment: (a) death; (b) Disability; or (c) the voluntary termination by the Employee of all employment with Wolverine and its subsidiaries if the Employee has attained 59 years of age and ten years of service as an employee of Wolverine or its subsidiaries, absent a determination to the contrary by the Compensation Committee (after taking into consideration the Factors, as defined in 9(C), below) within fourteen days following a termination of employment (the “Determination Period”) and, unless there has been a Change in Control (as defined in the Plan) of Wolverine within the past two years, provided that Employee signs an Acceleration Agreement (as defined in 9(C), below) before the expiration of the Determination Period.
(B) In the absence of any contrary determination by the Compensation Committee during the Determination Period and provided Employee has entered into an Acceleration Agreement before the expiration of the Determination Period and otherwise meets the conditions of 9(A)(c), unvested options shall vest on the date immediately following the last day of the Determination Period and remain exercisable during the remaining term of the option.
(C) For purposes of this Paragraph 9, “Factors” that would result in a determination to the contrary by the Compensation Committee shall include the Employee’s: (i) inadequate job performance; (ii) inadequate notice of resignation; (iii) intention for comparable future employment at a third party organization; (iv) intention for future employment or other service or advisory relationship with a competitor of the Company; or (v) any other similar consideration. For purposes of this Paragraph 9 an “Acceleration Agreement” means a form agreement provided by Wolverine that includes a waiver of claims and non-competition, non-solicitation, and non-disparagement provisions in favor of Wolverine.
10. Corporate Changes. In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares covered by this option, and the exercise price, are subject to adjustment as provided in the Plan.

11. Administration. The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan or as may be necessary to assure that the Plan provides performance-based compensation under Section 162(m) of the Code. All determinations made by the Committee shall be final and conclusive.

12. Stockholder Rights. The Grantee shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of common stock to the Grantee for such shares.

13. Employment by Wolverine. The grant of this option shall not impose upon Wolverine or any subsidiary any obligation to retain the Grantee in its employ for any given period or upon any specific terms of employment. Wolverine or any subsidiary may at any time dismiss the Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with the Grantee.

14. Illegality. The Grantee will not exercise this option, and Wolverine will not be obligated to issue any shares to the Grantee under this option, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or Wolverine of any provisions of any law, order or regulation of any governmental authority.

15. Certifications. The Grantee acknowledges that he or she has been furnished and has read the most recent Annual Report to Stockholders of Wolverine and the Plan Description relating to the Plan. The Grantee hereby represents and warrants that the Grantee is acquiring the option granted under this Agreement for the Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. The Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Wolverine may reasonably specify to ensure compliance with federal and state securities laws.

16. Agreement Controls. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

17. Effective Date. This option shall be effective as of the date set forth in the grant.

This option has been issued by the Compensation Committee of Wolverine.

WOLVERINE WORLD WIDE, INC.

/s/ Michael D. Stornant
Michael D. Stornant
Sr Vice President and Chief Financial Officer